Exhibit 99.1

Paramount Announces Third Quarter 2023 Results

NEW YORK – November 1, 2023 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 today and reported results for the third quarter ended September 30, 2023.

Third Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $8.4 million, or $0.04 per diluted share, for the quarter ended September 30, 2023, compared to $1.5 million, or $0.01 per diluted share, for the quarter ended September 30, 2022.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $47.8 million, or $0.22 per diluted share, for the quarter ended September 30, 2023, compared to $54.2 million, or $0.24 per diluted share, for the quarter ended September 30, 2022.
•
Updated and narrowed its full year 2023 Earnings Guidance as follows:
o
Estimated net loss attributable to common stockholders is expected to be between $0.33 and $0.31 per diluted share, compared to its prior estimate of $0.28 and $0.24 per diluted share, an increase in net loss of $0.06 per diluted share at the midpoint of the Company’s prior estimate.
o
Estimated Core FFO attributable to common stockholders is expected to be between $0.85 and $0.87 per diluted share, compared to its prior estimate of $0.84 and $0.88 per diluted share, in-line with the midpoint of the Company’s prior guidance.
•
Reported a 7.1% decrease in Same Store Cash Net Operating Income (“NOI”) and a 10.3% decrease in Same Store NOI in the quarter ended September 30, 2023, compared to the same period in the prior year.
•
Leased 298,259 square feet, of which the Company’s share was 227,082 square feet that was leased at a weighted average initial rent of $75.65 per square foot. Of the 298,259 square feet leased, 220,495 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were 0.5% on a GAAP basis and negative 0.4% on a cash basis.

Capital Markets Activity:

•
On September 27, 2023, a joint venture in which the Company has a 31.1% interest, completed a $232.0 million refinancing of 300 Mission Street, a 655,000 square foot Class A office building in San Francisco. The interest-only loan bears a fixed rate of 4.50% and matures in October 2026. The loan replaces the previous $273.0 million loan that bore interest at 3.65% and was scheduled to mature in October 2023.
•
Declared a third quarter cash dividend of $0.035 per common share on September 15, 2023, which was paid on October 13, 2023.

___________________

(1) Second generation space represents space leased in the current period (i) prior to its originally scheduled expiration, or (ii) that has been vacant for less than twelve months.

Financial Results

Quarter Ended September 30, 2023

Net loss attributable to common stockholders was $8.4 million, or $0.04 per diluted share, for the quarter ended September 30, 2023, compared to $1.5 million, or $0.01 per diluted share, for the quarter ended September 30, 2022.

Funds from Operations (“FFO”) attributable to common stockholders was $46.7 million, or $0.21 per diluted share, for the quarter ended September 30, 2023, compared to $53.4 million, or $0.24 per diluted share, for the quarter ended September 30, 2022. FFO attributable to common stockholders for the quarters ended September 30, 2023 and 2022 includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarters ended September 30, 2023 and 2022 by $1.1 million and $0.8 million, respectively, or $0.01 and $0.00 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $47.8 million, or $0.22 per diluted share, for the quarter ended September 30, 2023, compared to $54.2 million, or $0.24 per diluted share, for the quarter ended September 30, 2022.

Nine Months Ended September 30, 2023

Net loss attributable to common stockholders was $54.2 million, or $0.25 per diluted share, for the nine months ended September 30, 2023, compared to net income attributable to common stockholders of $1.5 million, or $0.01 per diluted share, for the nine months ended September 30, 2022. Net loss attributable to the common stockholders for the nine months ended September 30, 2023 includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease and the surrendered JPMorgan space.

FFO attributable to common stockholders was $137.5 million, or $0.63 per diluted share, for the nine months ended September 30, 2023, compared to $161.6 million, or $0.73 per diluted share, for the nine months ended September 30, 2022. FFO attributable to common stockholders for the nine months ended September 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease and the surrendered JPMorgan space. FFO attributable to common stockholders for the nine months ended September 30, 2023 and 2022 also includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the nine months ended September 30, 2023 and 2022 by $5.2 million and $0.9 million, respectively, or $0.03 and $0.00 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $142.7 million, or $0.66 per diluted share, for the nine months ended September 30, 2023, compared to $162.5 million, or $0.73 per diluted share, for the nine months ended September 30, 2022.

Portfolio Operations

Quarter Ended September 30, 2023

Same Store Cash NOI decreased by $6.9 million, or 7.1%, to $90.0 million for the quarter ended September 30, 2023 from $96.9 million for the quarter ended September 30, 2022. Same Store NOI decreased by $10.5 million, or 10.3%, to $91.9 million for the quarter ended September 30, 2023 from $102.4 million for the quarter ended September 30, 2022.

During the quarter ended September 30, 2023, the Company leased 298,259 square feet, of which the Company’s share was 227,082 square feet that was leased at a weighted average initial rent of $75.65 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 150 basis points to 88.1% at September 30, 2023 from 89.6% at June 30, 2023. The 150 basis point decrease in leased occupancy was driven primarily by the scheduled expiration of Uber’s lease in July 2023 at Market Center in the Company’s San Francisco portfolio.

Of the 298,259 square feet leased in the third quarter, 220,495 square feet represented the Company’s share of second generation space for which mark-to-markets were 0.5% on a GAAP basis and negative 0.4% on a cash basis. The weighted average lease term for leases signed during the third quarter was 6.5 years and weighted average tenant improvements and leasing commissions on these leases were $8.96 per square foot per annum, or 11.8% of initial rent.

Nine Months Ended September 30, 2023

Same Store Cash NOI decreased by $11.4 million, or 3.9%, to $277.1 million for the nine months ended September 30, 2023 from $288.5 million for the nine months ended September 30, 2022. Same Store NOI decreased by $8.9 million, or 2.9%, to $291.5 million for the nine months ended September 30, 2023 from $300.4 million for the nine months ended September 30, 2022.

During the nine months ended September 30, 2023, the Company leased 565,740 square feet, of which the Company’s share was 454,819 square feet that was leased at a weighted average initial rent of $78.42 per square foot. This leasing activity, offset by lease expirations in the nine months, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 320 basis points to 88.1% at September 30, 2023 from 91.3% at December 31, 2022. The 320 basis point decrease in leased occupancy was driven primarily by the scheduled expiration of (i) Credit Agricole’s lease in February 2023 at 1301 Avenue of the Americas in the Company’s New York portfolio and (ii) Uber’s lease in July 2023 at Market Center in the Company’s San Francisco portfolio.

Of the 565,740 square feet leased in the nine months, 398,891 square feet represented the Company’s share of second generation space for which mark-to-markets were 0.9% on a GAAP basis and negative 1.2% on a cash basis. The weighted average lease term for leases signed during the nine months was 9.5 years and weighted average tenant improvements and leasing commissions on these leases were $11.37 per square foot per annum, or 14.5% of initial rent.

Guidance

The Company is narrowing its Estimated Core FFO Guidance for the full year of 2023, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.33 and $0.31 per diluted share, compared to its prior estimate of $0.28 and $0.24 per diluted share, an increase in net loss of $0.06 per diluted share at the midpoint of the Company’s prior estimate. The increase in net loss resulted primarily from (i) higher depreciation and amortization expense of $0.03 per diluted share, and (ii) non-core items of $0.03 per diluted share, that are listed in the table on page 10. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the nine months ended September 30, 2023 and its outlook for the remainder of 2023, the Company is updating and narrowing its Estimated 2023 Core FFO to be between $0.85 and $0.87 per diluted share, compared to its prior estimate of $0.84 and $0.88 per diluted share, in-line with the midpoint of the Company’s prior guidance.

	Full Year 2023
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.33)	$(0.31)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	1.04	1.04
Pro rata share of non-cash real estate impairment loss related to an unconsolidated joint venture	0.11	0.11
Estimated FFO	0.82	0.84
Adjustments for non-core items (1)	0.03	0.03
Estimated Core FFO	$0.85	$0.87

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 7. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

___________________

(1) Represents non-core items for the nine months ended September 30, 2023, that are listed in the table on page 10. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2023, which may include unrealized gains or losses on real estate fund investments, acquisition and transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including rising inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of rising inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs and adjustments, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended September 30, 2023, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, November 2, 2023 at 9:00 a.m. Eastern Time (ET), during which management will discuss the third quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on November 2, 2023 through November 9, 2023 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13740770.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	September 30, 2023	December 31, 2022
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,217,633	6,177,540
	8,183,870	8,143,777
Accumulated depreciation and amortization	(1,427,705)	(1,297,553)
Real estate, net	6,756,165	6,846,224
Cash and cash equivalents	399,631	408,905
Restricted cash	70,892	40,912
Accounts and other receivables	14,340	23,866
Real estate related fund investments	68,225	105,369
Investments in unconsolidated real estate related funds	4,537	3,411
Investments in unconsolidated joint ventures	368,024	393,503
Deferred rent receivable	347,641	346,338
Deferred charges, net	112,448	120,685
Intangible assets, net	74,391	90,381
Other assets	72,265	73,660
Total assets	$8,288,559	$8,453,254

Liabilities:
Notes and mortgages payable, net	$3,802,333	$3,840,318
Revolving credit facility	-	-
Accounts payable and accrued expenses	109,471	123,176
Dividends and distributions payable	8,357	18,026
Intangible liabilities, net	29,981	36,193
Other liabilities	28,452	24,775
Total liabilities	3,978,594	4,042,488
Equity:
Paramount Group, Inc. equity	3,429,212	3,592,291
Noncontrolling interests in:
Consolidated joint ventures	410,944	402,118
Consolidated real estate related funds	162,973	173,375
Operating Partnership	306,836	242,982
Total equity	4,309,965	4,410,766
Total liabilities and equity	$8,288,559	$8,453,254

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Rental revenue	$182,515	$179,250	$529,734	$526,415
Fee and other income	6,666	7,897	20,583	29,934
Total revenues	189,181	187,147	550,317	556,349
Expenses:
Operating	75,502	72,845	216,889	207,320
Depreciation and amortization	60,263	58,284	181,778	171,306
General and administrative	15,460	13,150	46,307	45,501
Transaction related costs	132	105	323	381
Total expenses	151,357	144,384	445,297	424,508
Other income (expense):
Income (loss) from real estate related fund investments	2,060	-	(37,034)	-
(Loss) income from unconsolidated real estate related funds	(721)	300	(867)	625
Loss from unconsolidated joint ventures	(28,974)	(5,797)	(63,138)	(15,326)
Interest and other income, net	4,115	1,580	10,007	2,607
Interest and debt expense	(39,102)	(36,949)	(112,440)	(106,804)
(Loss) income before income taxes	(24,798)	1,897	(98,452)	12,943
Income tax expense	(263)	(673)	(1,124)	(1,559)
Net (loss) income	(25,061)	1,224	(99,576)	11,384
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(4,887)	(4,179)	(15,879)	(12,383)
Consolidated real estate related funds	20,934	1,309	57,412	2,677
Operating Partnership	629	109	3,849	(204)
Net (loss) income attributable to common stockholders	$(8,385)	$(1,537)	$(54,194)	$1,474

Per Share:
Basic	$(0.04)	$(0.01)	$(0.25)	$0.01
Diluted	$(0.04)	$(0.01)	$(0.25)	$0.01

Weighted average common shares outstanding:
Basic	217,043,022	224,864,791	216,871,778	222,228,605
Diluted	217,043,022	224,864,791	216,871,778	222,262,748

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Reconciliation of Net (Loss) Income to FFO and Core FFO:
Net (loss) income	$(25,061)	$1,224	$(99,576)	$11,384
Real estate depreciation and amortization (including our
share of unconsolidated joint ventures)	69,160	68,009	209,687	201,069
Our share of a non-cash real estate impairment loss
related to an unconsolidated joint venture	-	-	24,734	-
FFO	44,099	69,233	134,845	212,453
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,801)	(13,408)	(44,865)	(39,868)
Consolidated real estate related funds	20,933	1,304	57,398	2,659
FFO attributable to Paramount Group Operating Partnership	50,231	57,129	147,378	175,244
Less FFO attributable to noncontrolling interests in
Operating Partnership	(3,510)	(3,763)	(9,861)	(13,683)
FFO attributable to common stockholders	$46,721	$53,366	$137,517	$161,561
Per diluted share	$0.21	$0.24	$0.63	$0.73

FFO	$44,099	$69,233	$134,845	$212,453
Non-core items:
Residential Development Fund's share of a non-cash
impairment loss related to residential condominium
units at One Steuart Lane	23,942	-	23,942	-
Adjustment to equity in earnings for (distributions from)
contributions to unconsolidated joint ventures	(1,917)	709	(4,540)	294
Adjustments for realized and unrealized gains and losses
on consolidated and unconsolidated real estate
related fund investments	711	21	47,732	39
Other, net (including after-tax net gains or losses on sale
of residential condominium units at One Steuart Lane)	1,606	1,614	4,802	3,664
Core FFO	68,441	71,577	206,781	216,450
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,801)	(13,408)	(44,865)	(39,868)
Consolidated real estate related funds	(2,226)	(94)	(9,026)	(381)
Core FFO attributable to Paramount Group
Operating Partnership	51,414	58,075	152,890	176,201
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(3,592)	(3,826)	(10,228)	(13,741)
Core FFO attributable to common stockholders	$47,822	$54,249	$142,662	$162,460
Per diluted share	$0.22	$0.24	$0.66	$0.73

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	217,043,022	224,864,791	216,871,778	222,228,605
Effect of dilutive securities	32,676	28,555	21,638	34,143
Denominator for FFO and Core FFO per diluted share	217,075,698	224,893,346	216,893,416	222,262,748

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(25,061)	$1,224	$(99,576)	$11,384
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	60,263	58,284	181,778	171,306
General and administrative	15,460	13,150	46,307	45,501
Interest and debt expense	39,102	36,949	112,440	106,804
Income tax expense	263	673	1,124	1,559
(Income) loss from real estate related fund investments	(2,060)	-	37,034	-
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	9,233	11,540	30,334	34,359
Loss from unconsolidated joint ventures	28,974	5,797	63,138	15,326
Fee income	(4,573)	(5,132)	(14,106)	(23,094)
Interest and other income, net	(4,115)	(1,580)	(10,007)	(2,607)
Other, net	853	(195)	1,190	(244)
NOI	118,339	120,710	349,656	360,294
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(22,275)	(21,222)	(67,551)	(63,340)
PGRE's share of NOI	96,064	99,488	282,105	296,954
Lease termination income	(5,249)	-	(7,304)	(1,875)
Non-cash write-offs of straight-line rent receivables	144	1,674	14,050	1,980
Acquisitions / Redevelopment and other, net	925	1,242	2,690	3,307
PGRE's share of Same Store NOI	$91,884	$102,404	$291,541	$300,366

NOI	$118,339	$120,710	$349,656	$360,294
Add (subtract) adjustments to arrive at Cash NOI:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(1,514)	(3,969)	(1,690)	(8,288)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(2,110)	(790)	(6,187)	(3,115)
Cash NOI	114,715	115,951	341,779	348,891
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(20,520)	(19,988)	(60,072)	(61,194)
PGRE's share of Cash NOI	94,195	95,963	281,707	287,697
Lease termination income	(5,249)	-	(7,304)	(1,875)
Acquisitions / Redevelopment and other, net	1,012	917	2,713	2,655
PGRE's share of Same Store Cash NOI	$89,958	$96,880	$277,116	$288,477